Exhibit 10.3
OPNEXT, INC.
46429 Landing Parkway
Fremont, California 94538
This Second Amended and Restated Employment Agreement (this “Agreement”) is entered into as of August 23, 2011 (the “Effective Date”), by and between Opnext, Inc., a Delaware corporation (“Opnext” or the “Company”), and Justin John O’Neill (“Executive”). This Agreement amends and restates in its entirety the Prior Agreement (as defined below).
WHEREAS, Executive and Opnext are currently parties to that certain Amended and Restated Employment Agreement entered into by and between Opnext and Executive, dated as of December 31, 2008, as amended on May 15, 2009 (the “Prior Agreement”); and
WHEREAS, Executive and Opnext wish to amend and restate the Prior Agreement on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Employer:	Opnext, Inc.

2. Employee:	Justin John O’Neill

3. Position and Duties:	Executive shall be the Senior Vice President and General Counsel of Opnext and shall have the normal duties, responsibilities, functions and authority of a senior vice president and general counsel for a company the size and structure of Opnext. Executive shall report directly to the Chief Executive Officer of Opnext (“CEO”). Executive will provide advice and counsel on various corporate matters including mergers and acquisitions, joint ventures and strategic partnerships, licensing and related IP issues, development agreements, operations, and finance. Executive shall exercise such further responsibilities and perform such further duties as directed from time to time by the CEO and the Board of Directors of Opnext (the “Board”).

4. Base Salary:	$306,000 per annum, subject to increase from time to time as determined by the Board or the Compensation Committee of the Board in its sole discretion.

5. Annual Bonus:	Executive will be eligible to participate in the Company’s annual incentive bonus plan applicable to similarly situated executives of the Company. The amount of Executive’s annual bonus will be based on the attainment of individual and/or Company performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan, Executive’s target annual bonus will be 70% of his Base Salary. Each annual bonus shall be awarded under, and subject to the terms and conditions of, Opnext’s Second Amended and Restated 2001 Long Term Stock Incentive Plan, as amended from time to time (the “Stock Incentive Plan”), and, if payable, shall be paid not later than the last day of the applicable two and one-half (2 1/2) month short-term deferral period with respect to such payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).

6. At-Will Employment:	Executive’s employment with the Company is “at-will” and is not for a specified period of time. Subject to the Company’s obligations under Sections 10 and 11 hereof, either Executive or the Company may terminate Executive’s employment at any time and for any reason whatsoever (or for no reason). This at-will employment relationship cannot be changed except in a writing signed by Executive and an authorized representative of the Company.

7. Benefits:	Executive will be eligible to receive group welfare and retirement benefits in accordance with Opnext plans or policies as in effect from time to time. In the event Executive decides to relocate his primary residence in connection with Executive’s employment with Opnext, Opnext shall, subject to Section 19 hereof, reimburse Executive for reasonable and customary moving expenses in accordance with Opnext plans or policies as in effect from time to time.

8. Vacation:	Executive will receive four (4) weeks paid vacation time per annum.

9. Annual Performance Reviews:	Executive’s job performance shall be reviewed annually by the Board. In conjunction with such annual performance review process, Executive will be eligible for salary increases, annual bonus awards (the bonus target is set forth under Section 5 above) and stock options or other equity-based awards, which will be subject to Company policy and vesting terms. Salary increases, annual bonuses and stock options or other equity-based awards are awarded at the discretion of the Board or the Compensation Committee of the Board and will be determined by the Board or the Compensation Committee of the Board in its sole discretion based on the overall performance of Opnext as well as Executive’s individual performance.

10. Termination Without Cause or For Good Reason:	In the event that Executive incurs a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) by reason of (a) a termination of Executive’s employment by the Company without Cause (as defined below) or (b) Executive’s resignation for Good Reason (as defined below), the Company shall pay Executive as severance a lump-sum cash payment equal to one (1.0) times (the “Severance Multiple”) his then current annual Base Salary (the “Severance Payment”). Subject to the Payment Delay (as defined below), the Severance Payment shall be paid to Executive on the sixtieth (60th) day after the date of such Separation from Service. Executive’s right to receive the Severance Payment is conditioned on and subject to Executive’s execution within 21 days (or, to the extent required by applicable law, 45 days) following the date of Executive’s Separation from Service and non-revocation by Executive of a general release of claims substantially in the form attached hereto as Exhibit A. For purposes of clarification, a termination of Executive’s employment by reason of Executive’s death or Disability (as defined below) shall not be deemed to be a termination by the Company “without Cause” for purposes of this Agreement.

The Severance Payment is intended to satisfy the short-term deferral exemption under Treasury Regulation Section 1.409A-1(b)(4) and shall be made not later than the last day of the applicable two and one-half (2 1/2) month short-term deferral period with respect to the Severance Payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).

“Good Reason” as used herein shall mean the occurrence of any of the following without the consent of Executive:

(i) a material and substantial diminution of Executive’s authority, duties or responsibilities; or

(ii) a material reduction by Opnext of Executive’s Base Salary or target bonus as set forth in Section 5 above;

provided, however, that Executive’s resignation shall only constitute a resignation for Good Reason hereunder if (x) Executive provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 20 days after the initial existence of such facts or circumstances, (y) the Company has failed to cure such facts or circumstances within 30 days after receipt of such written notice, and (z) the date of Executive’s Separation from Service occurs no later than 60 days after the initial occurrence of the facts or circumstances constituting Good Reason.

Except as set forth above, upon termination by Opnext without Cause or resignation by Executive for Good Reason, Executive shall not be entitled to receive any further compensation or payments hereunder (except for Executive’s unpaid Base Salary, accrued vacation and expense reimbursements relating to the period prior to the date of termination of employment). In the event of such a termination, any stock options or other equity-based awards held by Executive shall be subject to the provisions of the incentive award plan and applicable award agreement pursuant to which such awards were granted.

Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation, the Severance Payment, shall be paid to Executive during the six-month period following Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence (the “Payment Delay”), then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such six-month period.

“Disability” as used herein shall mean that Executive is unable to effectively perform his duties and responsibilities, as determined by the Board for more than 180 days during any twelve (12) month period by reason or any physical or mental injury, illness or incapacity.

11. Change in Control Termination:	Subject to the Payment Delay, if a Change in Control occurs and Executive incurs a Separation from Service by reason of (a) a termination of Executive’s employment by the Company without Cause or (b) Executive’s resignation for Good Reason, in each case immediately prior to or upon the Change in Control, or within the one (1) year period following the Change in Control, then Executive shall be entitled to the Severance Payment, subject to and in accordance with the terms and conditions set forth in Section 10 (including, without limitation, the requirement that Executive execute and not revoke the Release), except that for purposes of this Section 11, the Severance Multiple for the Severance Payment shall be two (2.0) instead of one (1.0).

For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Stock Incentive Plan.

12. Termination For Cause:	“Cause” as utilized herein shall mean:

(i)   the commission of a felony or the commission of any other act or omission involving dishonesty or fraud with respect to Opnext or any of its subsidiaries or affiliates or any of their customers or suppliers;

(ii) conduct that brings Opnext or any of its subsidiaries or affiliates into substantial public disgrace or disrepute;

(iii) any material breach of the Confidentiality Agreement referred to below;

(iv) fraud or embezzlement with respect to Opnext or any of its subsidiaries or affiliates;

(v) gross negligence or willful misconduct with respect to Opnext or any of its subsidiaries or affiliates; or

(vi) repeated failure to perform in any material respect Executive’s duties as directed by the Board.

Upon notice by Opnext to Executive of a termination for Cause, the “Termination Date” shall be the date on which such notice is mailed or hand-delivered, or as otherwise specified in the notice of termination, to Executive. Upon termination for Cause or resignation by Executive without Good Reason, Executive shall not be entitled to receive any further compensation or payments hereunder (except for Executive’s unpaid Base Salary, accrued vacation and expense reimbursements relating to the period prior to the Termination Date). In the event of a termination for Cause, any unvested stock options or other equity-based awards held by Executive shall be subject to the provisions of the incentive award plan and applicable award agreement.

13. Confidential Information:	Executive hereby acknowledges and agrees that he has previously entered into a Confidentiality Agreement with Opnext (the “Confidentiality Agreement”) in part to restrict the disclosure by Executive of such trade secrets and other confidential information and that such agreement remains in full force and effect.

14. Restrictions:	Executive represents and warrants to Opnext that there are no restrictions or agreements or limitations on Executive’s right or ability to enter into this Agreement or perform the terms set forth herein.

15. Withholding:	All payments set forth herein which are subject to withholding shall be made less any required withholdings.

16. Binding Arbitration:	Any controversy arising out of or relating to this Agreement or the Confidentiality Agreement shall be settled by binding arbitration in New York City, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered in any such proceeding shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by Opnext and Executive. Neither party shall be entitled to recover attorneys’ fee or costs expended in the course of such arbitration or enforcement of the award rendered thereunder.

17. Governing Law:	All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

18. Notices:	All notices in connection herewith or provided for hereunder shall be validly given or made only if made in writing and delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party entitled or required to receive the same, as follows:

If to Executive, addressed to him at his most recent address on the records of the Company.

If to the Company, addressed to:

Opnext, Inc. 46429 Landing Parkway Fremont, California 94538 Attention: Chief Executive Officer

19. Section 409A:	To the extent applicable, this Agreement shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 19 shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code and the Payment Delay pursuant to Section 10 hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.

To the extent that any payments or reimbursements provided to Executive under this Agreement, including without limitation under Section 7 hereof, are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed to Executive reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Executive’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.
[Signature Page Follows]

SIGNATURE PAGE TO AGREEMENT
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OPNEXT, INC.
By:	/s/ Harry L. Bosco
Harry L. Bosco CEO and President

AGREED TO AND ACCEPTED:
/s/ Justin J. O’Neill
Name: Justin John O’Neill

EXHIBIT A
GENERAL RELEASE OF CLAIMS
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Opnext, Inc. and each of its partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, accountants, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any Claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 10 or Section 11 of that certain Second Amended and Restated Employment Agreement, dated as of August 18, 2011, by and between Opnext, Inc. and the undersigned.
THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

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IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(2) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
IN WITNESS WHEREOF, the undersigned has executed this Release this  _____  day of  _____  20___.

Justin John O’Neill

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